UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)        January 20, 2009

                           ALBANY INTERNATIONAL CORP.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

          Delaware                      1-10026                  14-0462060
--------------------------------------------------------------------------------
(State or other jurisdiction          (Commission             (I.R.S. Employer
      of incorporation)               File Number)           Identification No.)

       1373 Broadway, Albany, New York                            12204
--------------------------------------------------------------------------------
   (Address of principal executive offices)                     (Zip Code)

Registrant's telephone number, including area code    (518) 445-2200

                                      None
--------------------------------------------------------------------------------
         (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

                                TABLE OF CONTENTS

Item 1.01  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Item 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Effective January 20, 2009, David B. Madden, formerly the Company's Group Vice President - PMC Asia and Pacific, had resigned his position as an officer of the Company. Mr. Madden will remain an employee of the Company until April 2011. In connection with these actions, the Company and Mr. Madden have entered into an employment agreement, pursuant to which the Company agreed that Mr. Madden would receive an annual salary of approximately $150,000, plus customary employee benefits, until his departure in 2011. In exchange, Mr. Madden released the Company from any further obligations related to his eventual departure. A copy of the agreement is attached as an exhibit to this report.

Item 9.01  FINANCIAL STATEMENTS AND EXHIBITS

Exhibit 10(o)(x)      Agreement between Albany International Corp.
                      and David B. Madden.

                                    Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                    ALBANY INTERNATIONAL CORP.

                                    By: /s/ Michael C. Nahl
                                        ----------------------------------------

                                    Name: Michael C. Nahl
                                    Title: Executive Vice President
                                    and Chief Financial Officer
                                    (Principal Financial Officer)

                                    Date:   January 22, 2009

                                  EXHIBIT INDEX

Exhibit No.           Description
-----------           -----------

Exhibit 10(o)(x)      Agreement between Albany International Corp.
                      and David B. Madden.